INCORPORATED UNDER THE LAWS OF THE
STATE OF TEXAS

NUMBER
001

SHARES

PEDEVCO CORP.

CUSIP NO. 70532Y 20 4

AUTHORIZED SHARES: 200,000,000 PAR VALUE: $.001

This is to certify that

is the record holder of

shares of Pedevco Corp *Common Stock transferrable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.*

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

Pedevco Corp
CORPORATE
Seal
TEXAS

PRESIDENT

COUNTERSIGNED AND REGISTERED BY
FIRST AMERICAN STOCK TRANSFER, INC.
4747 N. 7th Street, Suite 170, Phoenix, Arizona 85014

AUTHORIZED SIGNATURE

Print Form

IRREVOCABLE STOCK POWER

For Value Received, ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______

______

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______

______

______ Shares

of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

______ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______

X______

(RECORD HOLDER SIGNATURE)

NOTICE: SIGNATURE MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

NOTICE OF SIGNATURE GUARANTEE:

SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE OR BY A BANK (OTHER THAN A SAVINGS BANK) OR A TRUST COMPANY. THE GUARANTEEING FIRM MUST BE A MEMBER OF THE "*MEDALLION GUARANTEE PROGRAM*".

TRANSFER FEE WILL APPLY

FOR MEDALLION GUARANTEE USE ONLY